UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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SYNALLOY CORPORATION
(Name of Registrant as Specified in Its Charter)

PRIVET FUND LP PRIVET FUND MANAGEMENT LLC RYAN LEVENSON UPG ENTERPRISES LLC PAUL DOUGLASS CHRISTOPHER HUTTER ANDEE HARRIS ALDO MAZZAFERRO BENJAMIN ROSENZWEIG JOHN P. SCHAUERMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Privet Fund LP and UPG Enterprises LLC, together with the other participants named herein (collectively, the “Stockholder Group”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of the Stockholder Group’s slate of highly qualified director nominees to the Board of Directors of Synalloy Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2020 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On May 13, 2020, the Stockholder Group sent the following email to subscribers of www.StrengthenSynalloy.com:

Privet and UPG have a plan to create value at Synalloy.

Fellow Synalloy Stockholder,

Privet and UPG have invested a significant amount of our own capital in Synalloy based on one shared view: the Company’s high-quality operating assets and tremendous workforce should be the pillars of long-term value creation.

Unfortunately, Synalloy’s potential has been stifled by its current Board of Directors and management team. Over the past decade, Synalloy has dramatically underperformed its peer group and every relevant equity market benchmark due to operational mismanagement overseen by unqualified and entrenched leadership.

This week we sent a detailed letter outlining our plan to deliver up to $25 per share in value to stockholders.

At this year’s Annual Meeting of Stockholders on June 30th, you have a chance to strengthen Synalloy by voting the WHITE proxy card for all five of our exceptional nominees to install new leadership with the right strategic plan.

We are committed to unlocking the tremendous potential of Synalloy’s assets and employees.

Please join us in voting the WHITE proxy card.

Read More About Our Plan to Deliver Up to $25/Share

What we bring to the table.

View our presentation that includes important information about the capabilities Privet and UPG can bring to the table to help Synalloy become a thriving public company for years to come.

Meet our Highly-Qualified Nominees.

To learn more about our nominees and their vision to enhance shareholder value, visit www.StrengthenSynalloy.com.